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                                                                   EXHIBIT 10.65

                               SECURITY AGREEMENT


      This security agreement ("Agreement") is made and entered into as of January 15, 1998, by PRIVATE EYES SUNGLASS CORPORATION, formerly known as Gargoyles Acquisition Corporation II, a Washington corporation ("Private Eyes"), for the benefit of U. S. BANK NATIONAL ASSOCIATION ("U. S. Bank").

                                R E C I T A L S :

      A. On April 7, 1997, U. S. Bank and Gargoyles, Inc. ("Borrower") entered into a credit agreement (together with all supplements, exhibits, and amendments thereto, referred to as the "Credit Agreement"), pursuant to which U.
S. Bank agreed to extend to Borrower credit facilities as more fully described therein (the "Loans").

      B. Private Eyes will benefit from the credit facilities to be extended to Borrower under the Credit Agreement, and accordingly wishes to grant to U. S. Bank a security interest in all its assets as security for all the Secured Obligations.

      C. This Agreement is a restatement of that certain Security Agreement dated as of May 9, 1997, which is being restated merely to reflect the name change of Private Eyes and to update Schedule I attached thereto.

      NOW, THEREFORE, in order for U. S. Bank to extend credit to Borrower, Private Eyes agrees as follows:

ARTICLE I. DEFINITIONS

      Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein. For the purposes of this Agreement, the following terms shall have the following meanings:

      "Account" means any right to payment for goods sold or leased or for services rendered that is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

      "Account Debtor" means the party who is obligated on or under any Account, Chattel Paper, or General Intangible.

      "Assignee Deposit Account" shall have the meaning set forth in Section 5.7 hereof.


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      "Chattel Paper" means all interest of Private Eyes in writings that evidence both a monetary obligation and a security interest in or a lease of specific goods, including any group of writings consisting of both a security agreement or a lease and an Instrument or series of Instruments.

      "Collateral" means all property, real, personal, and mixed, tangible and intangible, wherever located, now owned or hereafter acquired by Private Eyes, or in which Private Eyes has or later obtains an interest, and all products, profits, rents, and proceeds of such property, including, but not limited to, Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Financial Assets, General Intangibles, Goods, Instruments, Inventory, Investment Property, Patents, Trademarks, and Vehicles.

      "Deposit Account" means a demand, time, savings, passbook, or like account maintained with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a certificate of deposit.

      "Document" means all of Private Eyes's right, title, and interest in or to any document of title as defined in RCW 62A.1-201 and any receipt of the kind described in RCW 62A.7-201(2).

      "Equipment" means all of Private Eyes's right, title, and interest in and to Goods that are used or bought for use primarily in business and that are not included within the definition of Inventory, including, but not limited to, all machinery, equipment, furnishings, fixtures, vehicles, tools, supplies, and other equipment of any kind and nature and all additions, substitutions, and replacements of any of the foregoing, together with all attachments, components, parts, accessories, improvements, upgrades, and accessories installed thereon or affixed thereto.

      "Event of Default" means an occurrence of an Event of Default as defined in the Credit Agreement.

      "Financial Assets" means all of Private Eyes's right, title, and interest in and to any financial asset as defined in RCW 62A.8-102.

      "General Intangibles" means all personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents, Financial Assets, Instruments, Investment Property, and money, and shall include, but not be limited to, all Patents, Trademarks, insurance proceeds, patents, copyrights, trade names, trade secrets, goodwill, registrations, license rights, licenses (with the exception of the Ellen Tracy and Emmanuelle Khanh licenses), royalty rights, royalties, permits, corporate and other business records, rights to refunds or indemnification, computer software


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(including all source codes and mask works), and all other intangible personal property of Private Eyes of every kind and nature.

      "Goods" means all things that are movable or that are fixtures, not including money, Documents, Financial Assets, Instruments, Investment Property, Accounts, Chattel Paper, or General Intangibles.

      "Instrument" means any negotiable instrument or security or other writing that evidences a right to the payment of money and is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

      "Inventory" means all Goods held by Private Eyes for sale or lease, furnished or to be furnished by Private Eyes under any contract of service, or held by Private Eyes as raw materials, work in progress, or materials used or consumed in Private Eyes's business.

      "Investment Property" means all of Private Eyes's right, title, and interest in and to any investment property as defined in RCW 62A.9-115.

      "Patents" means (a) any patents and the goodwill associated therewith and all rights arising out of or related thereto, now existing or hereafter adopted or acquired, any registration or recording thereof, and any application in connection with any of the foregoing, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or of any state thereof, or any other country or any political subdivision thereof, or otherwise, including, but not limited to, any thereof referred to in Schedule I hereto, and (b) all renewals thereof.

      "Secured Obligations" means any past, present, or future Indebtedness of Borrower to U. S. Bank, and includes, but is not limited to, (a) any indebtedness, obligation, or liability of any kind arising in any way of Borrower to U. S. Bank, now existing or hereafter created, under the Credit Agreement, the Notes, or the other Loan Documents, including any refinancing, renewal, replacement, extension, amendment, or substitution of such indebtedness, (b) any liability or obligation of Private Eyes hereunder, (c) the obligations of Private Eyes under any guaranty executed by Private Eyes and delivered to U. S. Bank, whereby Private Eyes guarantees the indebtedness of any Person other than Private Eyes to U. S. Bank, and (d) any cost, expense, or liability, including, but not limited to, reasonable attorneys' fees, that may be incurred and advances that may be made by U. S. Bank in any way in connection with any of the foregoing or any security therefor.


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      "Trademark" means (a) any trademark, trade name, corporate name, company name, business name, fictitious business name, trade style, service mark, logo, or other source or business identifier, and the goodwill associated therewith and all rights arising out of or related thereto, now existing or hereafter adopted or acquired, any registration or recording thereof, and any application in connection with any of the foregoing, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or of any state thereof, or any other country or any political subdivision thereof, or otherwise, including, but not limited to, any thereof referred to in Schedule I hereto, and (b) all renewals thereof.

      "Vehicle" means any car, truck, trailer, construction or earth-moving equipment, or other vehicle covered by a certificate of title of any state, including, but not limited to, any tires or other appurtenances to any of the foregoing.

ARTICLE II. GRANT OF SECURITY INTEREST

      As security for the payment and satisfaction of the Secured Obligations, Private Eyes hereby grants to U. S. Bank a continuing security interest in and assigns to U. S. Bank all of Private Eyes's right, title, and interest in the Collateral and all products, profits, rents, and proceeds thereof.

ARTICLE III. COVENANTS OF PRIVATE EYES

      Private Eyes shall fully perform each of the covenants set forth below.

      3.1   OBLIGATIONS TO PAY

            (a) Private Eyes shall pay to U. S. Bank, in timely fashion and in full, all amounts payable by Private Eyes to U. S. Bank pursuant to Private Eyes's Guaranty and the other Loan Documents; and

            (b) Borrower shall pay and reimburse U. S. Bank for all expenditures including reasonable attorneys' fees and legal expenses in connection with the exercise by U. S. Bank of any of its rights or remedies under Private Eyes's Guaranty or the other Loan Documents.

      3.2   PERFORMANCE

      Private Eyes shall fully perform in a timely fashion every covenant, agreement, and obligation of Private Eyes set forth in its Guaranty and the other Loan Documents.

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      3.3   FURTHER DOCUMENTATION

      At its own expense, Private Eyes shall execute and deliver any financing statement, any renewal, substitution, or correction thereof, or any other document; shall procure any document; and shall take such further action as U.
S. Bank may require in obtaining the full benefits of this Agreement.

      3.4   FILING FEES

      Private Eyes shall pay all costs of filing any financing, continuation, or termination statement with respect to the security interests granted herein, including the filing of this Agreement with the United States Patent and Trademark Office.

      3.5   PLEDGES

      Private Eyes shall deliver and pledge to U. S. Bank, endorsed or accompanied by instruments of assignment or transfer satisfactory to U. S. Bank, any Instruments, Investment Property, Documents, General Intangibles, or Chattel Paper that U. S. Bank may specify from time to time.

      3.6   MAINTENANCE OF RECORDS

      Private Eyes shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Private Eyes shall mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted herein. Private Eyes shall deliver and turn over to U. S. Bank all books and records pertaining to the Collateral at any time after the occurrence and during the continuation of an Event of Default, if so demanded by U. S. Bank.

      3.7   DISPOSITION OF COLLATERAL

      Except as allowed in the Credit Agreement, Private Eyes shall not sell or transfer any of the Collateral or release, compromise, or settle any obligation or receivable due to Private Eyes.

      3.8   INDEMNIFICATION

      Private Eyes agrees to pay, and to indemnify U. S. Bank and hold U. S. Bank harmless from, all liabilities, costs, and expenses, including, but not limited to, legal fees and expenses with respect to or resulting from (a) any delay in paying any excise, sales, or other taxes that may be payable or determined to be payable with respect to


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any of the Collateral, (b) any delay by Private Eyes in complying with any requirement of law applicable to any of the Collateral, or (c) any of the transactions contemplated by this Agreement. In any suit, proceeding, or action brought by U. S. Bank under any Account to enforce payment of any sum owing thereunder or to enforce any provisions of any Account, Private Eyes will indemnify U. S. Bank and hold U. S. Bank harmless from all expense, loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, reduction, or liability whatsoever of the Account Debtor thereunder arising out of a breach by Private Eyes of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to or in favor of such Account Debtor or its successors from Private Eyes.

      3.9 LIMITATIONS ON AMENDMENTS, MODIFICATIONS, TERMINATIONS, WAIVERS, AND EXTENSIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS

      Private Eyes will not (a) amend, modify, terminate, waive, or extend any provision of any agreement giving rise to an Account in any manner that could reasonably be expected to have a material adverse effect on the value of such Account as Collateral unless deemed necessary by Private Eyes in the reasonable exercise of its business judgment, or (b) fail to exercise promptly and diligently every material right that it may have under each agreement giving rise to an Account, other than any right of termination unless deemed necessary by Private Eyes in the reasonable exercise of its business judgment.

      3.10  LIMITATIONS ON DISCOUNTS, COMPROMISES, AND EXTENSIONS OF ACCOUNTS

      Private Eyes will not grant any extension of the time of payment of any of the Accounts; compromise, compound, or settle the same for less than the full amount thereof; release, wholly or partially, any Person liable for the payment thereof; or allow any credit or discount whatsoever thereon unless deemed necessary by Private Eyes in the reasonable exercise of its business judgment.

      3.11  FURTHER IDENTIFICATION OF COLLATERAL

      Private Eyes will furnish to U. S. Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as U. S. Bank may request, all in reasonable detail.


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      3.12  NOTICES

      Private Eyes will advise U. S. Bank promptly in reasonable detail at its address set forth in Section 7.9(a) hereof of any lien (other than liens created hereby or permitted under the Credit Agreement) on or claim asserted against any of the Collateral and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the Collateral or on the liens created hereunder.

      3.13  CHANGES IN LOCATIONS, NAME, ETC.

      Private Eyes will not (a) change the location of its chief executive office/chief place of business from that specified in Section 4.10 or remove its books and records from the location specified in Section 4.7 hereof, (b) permit any of the Inventory or Equipment (excluding Vehicles) to be kept at locations other than those listed on Schedule II hereto, or (c) change its name, identity, or structure to such an extent that any financing statement filed by U. S. Bank in connection with this Agreement would become seriously misleading, unless it shall have given U. S. Bank at least ten days' prior written notice thereof.

      3.14  PATENTS AND TRADEMARKS

            (a) Private Eyes (either itself or through licensees) will (i) continue to use all Trademarks on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures, and price lists in order to maintain such Trademarks in full force free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under all Patents and Trademarks, (iii) employ all Patents and Trademarks with the appropriate notice of registration, (iv) not adopt or use any mark that is confusingly similar to or a colorable imitation of any Trademarks unless U. S. Bank shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Patent or Trademark may become invalidated.

            (b) Private Eyes will notify U. S. Bank immediately if it knows, or has reason to know, of (i) any application or registration relating to any Patent or Trademark material to its business that may become abandoned or dedicated, or (ii) any adverse determination or development (including, but not limited to, the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding Private Eyes's ownership of any Patent or Trademark or its right to register, keep, or maintain the same.


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            (c)   Whenever Private Eyes, either by itself or through any agent, employee, licensee, or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any state or other country or any political subdivision thereof, Private Eyes shall report such filing to U. S. Bank within five Business Days after the last day of the calendar month in which such filing occurs. Private Eyes shall execute and deliver to U. S. Bank all agreements, instruments, powers of attorney, documents, and papers that U. S. Bank may request to evidence U. S. Bank's security interest in any such Patent and Trademark and in the goodwill and general intangibles of Private Eyes relating to or represented thereby; provided that Private Eyes acknowledges that it is Private Eyes's intent that this Agreement grant to U. S. Bank a valid, perfected, and enforceable security interest in all Patents and Trademarks now owned or hereafter adopted or acquired, without the necessity of further documentation. Private Eyes hereby constitutes U. S. Bank its attorney-in-fact to execute and file all such writings for the foregoing purposes, with all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, is irrevocable until all Secured Obligations are paid in full.

            (d) Private Eyes will take all reasonable and necessary steps, including, but not limited to, all reasonable and necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration, and to maintain each registration of all Patents and Trademarks, including, but not limited to, filing applications for renewal, affidavits of use, and affidavits of incontestability.

            (e) If any Patent or Trademark that is included in the Collateral is infringed, misappropriated, or diluted by a third party, Private Eyes shall promptly notify U. S. Bank after it learns thereof and shall take such action as Private Eyes reasonably deems appropriate under the circumstances to protect such Patent or Trademark.

      3.15  VEHICLES

      Upon the request of U. S. Bank, Private Eyes shall take all steps necessary for U. S. Bank to obtain a valid, perfected, and first priority security interest in any Vehicle constituting Collateral, including the delivery to U. S. Bank of the original certificate of title for each Vehicle. Each certificate of title shall thereafter indicate U. S. Bank's first priority lien on the Vehicle covered by such certificate. Private Eyes shall execute and deliver to U. S. Bank any and all agreements, instruments, documents, powers of attorney, and papers that U. S. Bank may request to evidence


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and perfect U. S. Bank's security interest in any Vehicle. Private Eyes hereby constitutes U. S. Bank its attorney-in-fact to execute and file all such writings for the foregoing purposes, with all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, is irrevocable until all Secured Obligations are paid in full..

      3.16  INSURANCE

      Private Eyes agrees to insure the Collateral against all hazards in form and amount satisfactory to U. S. Bank. If Private Eyes fails to obtain such insurance, U. S. Bank shall have the right, but not the obligation, to obtain either insurance covering both Private Eyes's and U. S. Bank's interest in the Collateral, or insurance covering only U. S. Bank's interest in the Collateral. Private Eyes agrees to pay any premium charged for such insurance. This amount may be added to the outstanding balance of the Loans, and interest thereon shall be charged at the rate specified in any applicable loan document, or U. S. Bank may demand immediate payment. Any unpaid insurance premium advanced by U. S. Bank shall be secured under the terms of this Agreement. U. S. Bank will have no liability whatsoever for any loss that may occur by reason of the omission or lack of coverage of any such insurance. Private Eyes hereby assigns to U. S. Bank the right to receive proceeds of such insurance to the full amount of the Secured Obligations and hereby directs any insurer to pay all proceeds directly to U. S. Bank, and authorizes U. S. Bank to endorse any draft. In U. S. Bank's sole discretion, U. S. Bank may apply any insurance proceeds either toward repair of the property or reduction of the balance of the Secured Obligations.

      3.17  FINANCING STATEMENTS

      Private Eyes agrees that a carbon, photographic, or other reproduction of a financing statement or this Agreement is sufficient as a financing statement. Private Eyes also acknowledges and agrees that all security agreements and financing statements previously executed by Private Eyes and delivered to U. S. Bank shall remain in full force and effect, and shall secure all Indebtedness of Private Eyes to U. S. Bank, including, without limitation, repayment of the Loans.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

      Private Eyes hereby makes the following representations and warranties:


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      4.1   TITLE TO COLLATERAL

      Private Eyes has good and marketable title to all the Collateral, free and clear of all liens excepting only the security interests created pursuant to this Agreement or permitted pursuant to the Credit Agreement.

      4.2   NO IMPAIRMENT OF COLLATERAL

      None of the Collateral shall be impaired or jeopardized because of the security interest herein granted.

      4.3   OTHER AGREEMENTS

      The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof will not result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation under any (a) agreement or other instrument to which Private Eyes is a party or by which Private Eyes is bound or (b) Applicable Law.

      4.4   NO APPROVALS

      No Governmental Approvals of any nature are required in connection with the security interests herein granted.

      4.5   AUTHORITY

      Private Eyes has full power and authority to assign to U. S. Bank and to grant to U. S. Bank a security interest in the Collateral.

      4.6   LOCATION OF RECORDS

      The address of the office where the books and records of Private Eyes are kept concerning the Collateral is set forth on Schedule II.

      4.7   LOCATION OF COLLATERAL

      The locations of all Inventory and Equipment of Private Eyes are described on Schedule II.

      4.8   NAME

      Private Eyes conducts its business only under the names "Private Eyes Sunglass Corporation," and "Private Eyes."


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      4.9   ACCOUNTS

      The amount represented by Private Eyes to U. S. Bank from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts will at such time be the correct amount actually owing by such Account Debtor or Debtors thereunder. No material amount payable to Private Eyes under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to U. S. Bank.

      4.10  CHIEF EXECUTIVE OFFICE

      Private Eyes's chief executive office and chief place of business is located at the address set forth on Schedule II.

      4.11  PATENTS AND TRADEMARKS

      Schedule I hereto includes all Patents and Trademarks owned by Private Eyes in its own name as of the date hereof. To the best of Private Eyes's knowledge, each such Patent and Trademark is valid, subsisting, unexpired, and enforceable and has not been abandoned. Except as set forth in Schedule I, none of such Patents or Trademarks is the subject of any licensing or franchise agreement except as otherwise disclosed to U. S. Bank in writing prior to the execution of this Agreement. No holding, decision, or judgment that would limit, cancel, or question the validity of any such Patent or Trademark has been rendered by any Governmental Body. No action or proceeding is pending that (a) seeks to limit, cancel, or question the validity of any such Patent or Trademark or (b) would, if adversely determined, have a material adverse effect on the value of any Patent or Trademark.

      4.12  VEHICLES

      Schedule III hereto is a complete and correct list of all Vehicles owned by Private Eyes on the date hereof that constitute Collateral hereunder.

ARTICLE V. U. S. BANK'S RIGHTS WITH RESPECT TO THE COLLATERAL

      5.1   NO DUTY ON U. S. BANK'S PART

      U. S. Bank shall not be required (except at its option upon the occurrence and during the continuation of any Event of Default) to realize upon any Accounts, Financial Assets, Instruments, Investment Property, Chattel Paper, or General Intangibles; collect the principal, interest, or payment due thereon, exercise any rights or options of Private Eyes pertaining thereto; make presentment, demand, or protest;


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give notice of protest, nonacceptance, or nonpayment; or do any other thing for the protection, enforcement, or collection of such Collateral. The powers conferred on U. S. Bank hereunder are solely to protect U. S. Bank's interests in the Collateral and shall not impose any duty upon U. S. Bank to exercise any such powers. U. S. Bank shall be accountable only for amounts that U. S. Bank actually receives as a result of the exercise of such powers; and neither U. S. Bank nor any of its officers, directors, employees, or agents shall be responsible to Private Eyes for any act or failure to act hereunder.

      5.2   NEGOTIATIONS WITH ACCOUNT DEBTORS

      Upon the occurrence and during the continuation of any Event of Default,
U. S. Bank may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any Instruments, Accounts, Chattel Paper, or General Intangibles.

      5.3   RIGHT TO ASSIGN

      Except as otherwise provided in the Credit Agreement, U. S. Bank may assign or transfer the whole or any part of the Secured Obligations and may transfer therewith as collateral security the whole or any part of the Collateral; and all obligations, rights, powers, and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties hereto.

      5.4   DUTIES REGARDING COLLATERAL

      Beyond the safe custody thereof, U. S. Bank shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

      5.5   COLLECTION FROM ACCOUNT DEBTORS

      Upon the occurrence and during the continuation of any Event of Default, Private Eyes shall, upon demand by U. S. Bank (and without any grace or cure period), notify all Account Debtors to make payment to U. S. Bank of any amounts due or to become due. Private Eyes authorizes U. S. Bank to contact the Account Debtors for the purpose of having all or any of them pay their obligations directly to U. S. Bank. Upon demand by U. S. Bank, Private Eyes shall enforce collection of any indebtedness owed to it by Account Debtors.


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      5.6   INSPECTION

      U. S. Bank and its designees, from time to time at reasonable times and intervals, may inspect the Equipment and Inventory and inspect, audit, and make copies of and extracts from all records and all other papers in the possession of Private Eyes.

      5.7   ASSIGNEE DEPOSIT ACCOUNT

      Upon demand by U. S. Bank, Private Eyes will transmit and deliver to U. S. Bank, in the form received, immediately after receipt, all cash, checks, drafts, Chattel Paper, Instruments, or other writings for the payment of money, including Investment Property (properly endorsed, where required, so that the items may be collected by U. S. Bank) that may be received by Private Eyes at any time. All items or amounts that are delivered by Private Eyes to U. S. Bank, or collected by U. S. Bank from the Account Debtors, shall be deposited to the credit of a Deposit Account ("Assignee Deposit Account") of Private Eyes with U.
S. Bank, as security for the payment of the Secured Obligations. Private Eyes shall have no right to withdraw any funds deposited in the Assignee Deposit Account. U. S. Bank may, from time to time in its discretion, and shall, upon the request of Private Eyes made not more than twice in any week, apply all or any of the balance, representing collected funds, in the Assignee Deposit Account, to payment of the Secured Obligations, whether or not then due, in such order of application, not inconsistent with the terms of the Credit Agreement and this Agreement, as U. S. Bank may determine; and U. S. Bank may, from time to time in its discretion, release all or any of such balance to Private Eyes.

ARTICLE VI. U. S. BANK'S RIGHTS AND REMEDIES

      6.1   GENERAL

      Upon the occurrence of any Event of Default, U. S. Bank may exercise its rights and remedies in the Credit Agreement and in any other Loan Documents and any other rights and remedies at law and in equity, simultaneously or consecutively, all of which rights and remedies shall be cumulative. The choice of one or more rights or remedies shall not be construed as a waiver or election barring other rights and remedies. Private Eyes hereby acknowledges and agrees that U. S. Bank is not required to exercise all rights and remedies available to it equally with respect to all the Collateral and that U. S. Bank may select less than all the Collateral with respect to which the rights and remedies as determined by U. S. Bank may be exercised.


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      6.2   NOTICE OF SALE: DUTY TO ASSEMBLE COLLATERAL

      In addition to or in conjunction with the rights and remedies referred to in Section 6.1 hereof:

            (a) Written notice mailed to Private Eyes at the address designated herein ten days or more prior to the date of public or private sale of any of the Collateral shall constitute reasonable notice.

            (b) If U. S. Bank requests, Private Eyes will assemble the Collateral and make it available to U. S. Bank at places that U. S. Bank shall reasonably select, whether on Private Eyes's premises or elsewhere.

ARTICLE VII. GENERAL PROVISIONS

      7.1   ENTIRE AGREEMENT

      This Agreement, together with the Credit Agreement and the other Loan Documents, sets forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein. This Agreement may not be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge, or termination is sought.

      7.2   INVALIDITY

      If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereunder, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

      7.3   NONWAIVER AND NONEXCLUSIVE RIGHTS AND REMEDIES

            (a) No right or remedy herein conferred upon or reserved to U. S. Bank is intended to be to the exclusion of any other right or remedy, but each and every such right or remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder and now or hereafter existing at law or in equity.

            (b) No delay or omission by U. S. Bank in exercising any right or remedy accruing upon an Event of Default shall impair any such right or remedy, or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

      7.4   TERMINATION OF SECURITY INTEREST

      When all the Secured Obligations have been paid in full, the security interest provided herein shall terminate and U. S. Bank shall return to Private Eyes all Collateral then held by U. S. Bank, if any, and upon written request of Private Eyes, shall execute, in form for filing, termination statements of the security interests herein granted. Thereafter, no party hereto shall have any further rights or obligations hereunder.

      7.5   SUCCESSORS AND ASSIGNS

      All rights of U. S. Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of Private Eyes shall be binding upon its successors and assigns.

      7.6   U. S. BANK'S APPOINTMENT AS ATTORNEY-IN-FACT

            (a) Private Eyes hereby irrevocably constitutes and appoints U. S. Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Private Eyes and in the name of Private Eyes or in its own name, from time to time in U. S. Bank's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action, and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, Private Eyes hereby gives U. S. Bank the power and right, on behalf of Private Eyes, without consent by or notice to Private Eyes, to do the following:

                  (i) to transfer to U. S. Bank or to any other person all or any of said Collateral, to endorse any Instruments pledged to U. S. Bank, and to fill in blanks in any transfers of Collateral, powers of attorney, or other documents delivered to U. S. Bank;

                  (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement, and to pay all or any part of the premiums therefor and the costs thereof;

                  (iii) upon the occurrence and during the continuation of any Event of Default (A) to take possession of, endorse, and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any Account, Instrument, or General Intangible or with respect to any other Collateral and (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by U. S. Bank for the purpose of collecting all such moneys due under any Account, Financial Asset, Instrument, Investment Property, or General Intangible or with respect to any other Collateral whenever payable; and

                  (iv) upon the occurrence and during the continuation of any Event of Default (A) to direct any party liable for any payment under any of the Collateral to make payment of all moneys due or to become due thereunder directly to U. S. Bank or as U. S. Bank shall direct; (B) to ask for, demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices, and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Private Eyes with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described in clause (E) above and, in connection therewith, to give such discharge or releases as U. S. Bank may deem appropriate; (G) to assign any Patent and Trademark (along with the goodwill of the business to which any such Patent and Trademark pertains) throughout the world for such terms or terms, on such conditions, and in such manner as U. S. Bank shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though U. S. Bank were the absolute owner thereof for all purposes; and to do, at U. S. Bank's option and Private Eyes's expense, at any time or from time to time, all acts and things that U. S. Bank deems necessary to protect, preserve or realize upon the Collateral and U. S. Bank's liens thereon and to effect the intent of this Agreement, all as fully and effectively as Private Eyes might do.

            (b) Private Eyes hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            (c) Private Eyes also authorizes U. S. Bank, at any time and from time to time, to execute, in connection with the sale provided for in Article VI hereof, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

            (d) The powers conferred on U. S. Bank hereunder are solely to protect U. S. Bank's interests in the Collateral and shall not impose any duty upon U. S. Bank to exercise any such powers. U. S. Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, or agents shall be responsible to Private Eyes for any act or failure to act hereunder.

      7.7   PERFORMANCE BY U. S. BANK OF PRIVATE EYES'S OBLIGATIONS

      If Private Eyes fails to perform or comply with any of its agreements contained herein and U. S. Bank, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expense of U. S. Bank incurred in connection with such performance or compliance, together with interest thereon at the rate provided for in the Credit Agreement upon the occurrence of an Event of Default, shall be payable by Private Eyes to U. S. Bank on demand and shall constitute Secured Obligations.

      7.8   GOVERNING LAW

      This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the state of Washington, without regard to the choice of law rules thereof.

      7.9   NOTICES

      All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if in writing and when delivered personally, or sent via facsimile, or mailed by first-class mail, postage prepaid, to the respective parties to this Agreement as follows:

            (a)   If to U. S. Bank:

                        U. S. Bank National Association
                        First Bank Place
                        601 Second Avenue South
                        Minneapolis, MN 55402-4302

                        Attention:  David C. Larsen
                        Facsimile No.:  (612) 973-2148

            (b)   If to Private Eyes:

                        Private Eyes Sunglass Corporation
                        5866 S. 194th Street
                        Kent, Washington 98032
                        Attn:  Steven R. Kingma
                        Facsimile number (206) 872-3317

The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

      7.10  COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Private Eyes and U. S. Bank have caused these presents to be duly executed by their respective duly authorized signatories as of the day and year first above written.


                                      PRIVATE EYES SUNGLASS CORPORATION,
                                      a Washington corporation



                                      By: /s/ DOUGLAS B. HANFF
                                          -------------------------------------

                                      Title:  CEO
                                          -------------------------------------

ACCEPTED BY:                          U. S. BANK NATIONAL ASSOCIATION


                                      By:  /s/ DAVID C. LARSEN
                                          -------------------------------------

                                      Title: Vice President
                                          -------------------------------------

                                   SCHEDULE I

                             PATENTS AND TRADEMARKS

                                   SCHEDULE II



        Address of chief executive office:

        Private Eyes Sunglass Corporation
        5866 S. 194th Street
        Kent, Washington  98032


        Address of Office where
        books and records are kept:

        Private Eyes Sunglass Corporation
        5866 S. 194th Street
        Kent, Washington  98032



        Addresses of locations of collateral:

        Private Eyes Sunglass Corporation
        77 Accord Park Drive
        Units B-1 through B-6
        Norwell, MA  02061

        Private Eyes Sunglass Corporation
        Suites 901-903
        385 Fifth Avenue
        New York, NY  10016

        Private Eyes Sunglass Corporation
        5866 S. 194th Street
        Kent, Washington  98032

                                  SCHEDULE III

                                    VEHICLES



                                      None.